Exhibit 23.1

SRCO Professional Corporation
Chartered Professional Accountants
Licensed Public Accountants
Park Place Corporate Centre
15 Wertheim Court, Suite 409
Richmond Hill, ON L4B 3H7, Canada

Tel: 905 882 9500 & 416 671 7292
Fax: 905 882 9580
Email: info@srco.ca
www.srco.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendments No. 2 to the Registration Statement on Form F-1 of our report dated May 14, 2025, relating to the consolidated financial statements of KWF Group Holding Limited and its subsidiaries comprising the consolidated balance sheets as of February 28, 2025 and February 29, 2024, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended February 28, 2025 and related notes.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ SRCO Professional Corporation

CHARTERED PROFESSIONAL ACCOUNTANTS

Authorized to practice public accounting by the

Chartered Professional Accountants of Ontario

Richmond Hill, Ontario, Canada

August 5, 2025